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                                                                      EXHIBIT 5

                      [Letterhead of Ogden Newell & Welch]

                                October 13, 1999

Brown-Forman Corporation
850 Dixie Highway
Louisville, Kentucky  40210

         RE: BROWN-FORMAN CORPORATION OMNIBUS COMPENSATION PLAN REGISTRATION STATEMENT ON FORM S-8 FOR SHARES AND ASSOCIATED OPTIONS

Ladies and Gentlemen:

         We are acting as counsel for Brown-Forman Corporation, a Delaware corporation (the "Company") in connection with its registration under the Securities Act of 1933, as amended, of certain shares of, and associated options for, Class B Common Stock (the "Shares"), which are proposed to be issued pursuant to the Company's Omnibus Compensation Plan (the "Plan"). The Shares shall be registered on the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the Shares.

         In rendering this opinion, we have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures;
(b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the documents.

         It is our opinion that:

               (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

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               (b)  the Shares are duly authorized by the Restated Certificate of Incorporation of the Company; and

               (c) upon the effectiveness of the Registration Statement and when issued, the Shares will be legally and validly issued, fully paid and non-assessable.

         Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance shall be the same as such laws, rules and regulations as are in effect on the date hereof.

         Nothing in this opinion is intended to apply to any disposition of the Shares which any recipient thereof may propose to make.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the Securities or "Blue Sky" laws of any state or jurisdiction.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely upon it. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any change, whether legal or factual.

                                                     Very truly yours,


                                                     /s/ OGDEN NEWELL & WELCH
                                                     ---------------------------
                                                     OGDEN NEWELL & WELCH

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